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                               ADMINISTRATION AGREEMENT

                                        among

                              WLFC FUNDING CORPORATION,
                                      as Issuer,

                          WILLIS LEASE FINANCE CORPORATION,
                                     as Servicer

                          FIRST UNION CAPITAL MARKETS CORP.,
                               as Administrative Agent

                                         and

                                THE BANK OF NEW YORK,
                                 as Indenture Trustee


                            Dated as of September 1, 1997



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          This ADMINISTRATION AGREEMENT, dated as of September 1, 1997 (the
"Agreement"), among WLFC FUNDING CORPORATION, a Delaware corporation (the "Issuer"), WILLIS LEASE FINANCE CORPORATION, a California corporation (the "Servicer"), FIRST UNION CAPITAL MARKETS CORP., a North Carolina corporation (the "Administrative Agent") and THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee").


                                W I T N E S S E T H :


          WHEREAS, the Issuer is issuing its Series 1997-1 Notes (the "Series 1997-1 Notes") pursuant to the Series 1997-1 Supplement, dated as of September 1, 1997 (the "Series 1997-1 Supplement") to the Indenture, dated as of September 1, 1997 (the "Indenture"), each between the Issuer and The Bank of New York, as trustee (the "Indenture Trustee");

          WHEREAS, pursuant to the Indenture and the other Related Documents, the Administrative Agent is required to perform certain duties referred to therein; and

          WHEREAS, the Administrative Agent has the capacity to provide the services required thereby and is willing to perform such services on the terms set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          SECTION 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Series 1997-1 Supplement or, if not defined therein, as defined in the Indenture.

          SECTION 2. APPOINTMENT AND AUTHORITY OF ADMINISTRATIVE AGENT. Subject to the terms and conditions set forth herein, the Indenture Trustee, on behalf of the Noteholders, hereby appoints the Administrative Agent to perform all of the activities set forth in Section 3 hereof. By executing this Agreement, the Administrative Agent hereby accepts such appointment.

          SECTION 3. DUTIES OF THE ADMINISTRATIVE AGENT. Subject to the limitations set forth in this Agreement, the duties of the Administrative Agent shall be limited to the following:

               (a) COORDINATION OF THE ISSUANCE OF ADDITIONAL SERIES. At the request of the Issuer, the Administrative Agent shall coordinate the issuance of additional Series pursuant to Section 1006 of the Indenture.

               (b) FACILITATION OF TRANSFER TO REPLACEMENT SERVICER. Upon receipt of a copy of a notice that a Servicer Termination Notice has been issued pursuant to


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Section 405(b) of the Indenture, the Administrative Agent shall use reasonable efforts to locate a qualified replacement Servicer to fulfill the duties of the then current Servicer in accordance with, and subject to the terms and conditions set forth in, Section 405(b) of the Indenture. The Administrative Agent agrees to perform the duties set forth in Section 405(b) of the Indenture.

               (c) DETERMINATION OF LIBOR. The Administrative Agent shall determine LIBOR pursuant to the terms and conditions of Section 202(c) of the Series 1997-1 Supplement. The Class A Noteholder has agreed, pursuant to
Section 11(b) of the Note Purchase Agreement, to provide the Administrative Agent, among others, with a copy of confirmation for each LIBOR Period setting forth LIBOR for such LIBOR Period and the outstanding principal balance of the Loan for such LIBOR Period.

               (d) The Administrative Agent shall take all action required of it under the Indenture or the Series 1997-1 Supplement, including the determination of whether to grant any waivers, consents or approvals described therein, and the implementation thereof. All such obligations of the Administrative Agent set forth therein are incorporated herein by reference and failure to take any such action shall constitute a breach of this Agreement.

          SECTION 4. STANDARD OF CARE; CONFORMITY WITH APPLICABLE LAW; LIABILITY OF ADMINISTRATIVE AGENT. (a) The Administrative Agent will perform its duties hereunder in accordance with the same standard of care exercised by the Administrative Agent in the conduct of similar affairs for its own account.

               (b) The Administrative Agent will not, in performing its obligations hereunder, take any action that would be in violation of any law, rule or regulation that may be applicable to the Administrative Agent, its property or the services to be performed hereunder.

               (c) The Administrative Agent shall not (a) be liable for any action taken or omitted to be taken by it under or in connection with this Agreement (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner for any recital, statement, representation or warranty made by the Issuer, Indenture Trustee or Servicer, or any officer thereof, contained in this Agreement or in any other Related Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or in any other Related Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of any Related Document, or for any failure of the Issuer or Servicer or any other party to any Related Document to perform its obligations thereunder except to the extent set forth therein. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent.


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          SECTION 5.     RECORDS.  The Administrative Agent shall maintain
appropriate books of account and records relating to services performed hereunder, which books of account and records shall upon prior written notice to the Administrative Agent be accessible for inspection at the offices of the Administrative Agent by the Issuer, the Servicer and the Indenture Trustee, and the agents of any of them, at such inspecting party's expense during the Administrative Agent's normal business hours.

          SECTION 6. INDEMNIFICATION. (a) The Administrative Agent hereby agrees to indemnify and hold harmless the Indenture Trustee, each Noteholder and their respective directors, officers and shareholders (each an "INDEMNIFIED PARTY") from and against any and all damages, losses, liabilities, costs and expenses incurred by an Indemnified Party resulting from the gross negligence or willful misconduct of the Administrative Agent in performing (or failing to perform) its obligations under this Agreement. An Indemnified Party shall immediately notify the Administrative Agent of any damages, losses, liabilities, costs or expenses which an Indemnified Party has determined has given or would give rise to a right of indemnification hereunder and the Administrative Agent shall have the exclusive right to compromise or defend any such liability or claim at its own expense, which decision shall be binding and conclusive upon an Indemnified Party. Failure to give such notice shall not relieve the Administrative Agent of its obligations hereunder; PROVIDED, HOWEVER, that the Administrative Agent shall not be liable or otherwise be held responsible for any damages, losses, liabilities, costs or expenses resulting from the failure to give such notice. The Administrative Agent hereby agrees to indemnify and hold harmless the Issuer from and against any and all damages, losses, liabilities, costs and expenses incurred by the Issuer resulting from the gross negligence or willful misconduct of the Administrative Agent in performing its obligations under Section 3(c) hereof.

          (b) The Issuer and the Servicer shall jointly and severally indemnify upon demand the Administrative Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of any Outstanding Obligations and the termination or resignation of the related Administrative Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, that neither the Issuer nor the Servicer shall be liable for the payment to the Administrative Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's negligence or willful misconduct.

          SECTION 7. COMPENSATION. As compensation for the performance of the Administrative Agent's obligations under this Agreement, the Servicer agrees to pay quarterly


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in arrears, beginning with the third Payment Date, to the Administrative
Agent a fee at the rate of ____% * per annum of the sum of the Aggregate Outstanding Obligations of all Series then Outstanding on the related quarterly Payment Date; notwithstanding payment of such fee by the Servicer, each of the parties hereto acknowledge that the Administrative Agent is the agent of the Noteholders. If the Servicer fails to pay such fee, the Issuer shall pay such unpaid amounts from amounts on deposit in the Series 1997-1 Series Account in accordance with the provisions of Section 302 of the Series 1997-1 Supplement. In addition, the Administrative Agent shall also be entitled to be reimbursed in accordance with Section 302 of the Series 1997-1 Supplement for its expenses incurred in taking any actions required pursuant to Section 405(b) of the Indenture.

          SECTION 8. INDEPENDENCE OF THE ADMINISTRATIVE AGENT. For all purposes of this Agreement, the Administrative Agent shall be an agent of the Noteholders and shall not be subject to the supervision of the Issuer, Servicer or Indenture Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder; PROVIDED, HOWEVER, that the Administrative Agent shall act in accordance with directions from the Requisite Global Majority when required by the Indenture or the Related Documents.

          SECTION 9.     NO JOINT VENTURE.  Nothing contained in this Agreement
(i) shall constitute the Administrative Agent, the Issuer, the Servicer and the Indenture Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

          SECTION 10. OTHER ACTIVITIES OF THE ADMINISTRATIVE AGENT. Nothing herein shall prevent the Administrative Agent or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer and/or the Servicer.

          SECTION 11. TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATIVE AGENT. (a) This Agreement shall continue in force until all of the Outstanding Obligations under the Indenture are paid in full, upon which event this Agreement shall automatically terminate.

               (b) The Administrative Agent may resign its duties hereunder by providing each of the Issuer, the Servicer and the Indenture Trustee with at least 60 days' prior written notice.


--------------------
* This redacted material has been omitted pursuant to a request for confidential treatment and the material has been filed separately.


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               (c)       The Indenture Trustee, acting at the written direction
of the Requisite Global Majority, or of the Issuer, may remove the Administrative Agent immediately upon written notice of termination to the Administrative Agent (with a copy to each of the Issuer and the Servicer) if any of the following events shall occur:

                         (i)    the Administrative Agent shall default in any
material respect the performance of any of its duties under this Agreement which failure continues unremedied for a period of fifteen (15) days after the receipt by the Administrative Agent of written notice thereof specifying with reasonable detail the default;

                         (ii)   a court having jurisdiction in the premises
shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrative Agent in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrative Agent or any substantial part of its property or order the winding-up or liquidation of its affairs; or

                         (iii)  the Administrative Agent shall commence a
voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrative Agent or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

               (d) No resignation or removal of the Administrative Agent pursuant to this Section 11 shall be effective until (i) a successor Administrative Agent shall have been appointed by the Requisite Global Majority (which successor shall also be reasonably acceptable to the Issuer) and
(ii) such successor Administrative Agent shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrative Agent is bound hereunder or as otherwise approved by the Requisite Global Majority. A copy of any such appointment and the agreement executed by such successor Administrative Agent shall be promptly sent to each of the Issuer, the Servicer and the Indenture Trustee.

          SECTION 12. ACTION UPON TERMINATION, RESIGNATION OR REMOVAL. Promptly upon the effective date of termination of this Agreement pursuant to
Section 11(a) of this Agreement or the resignation or removal of the Administrative Agent pursuant to Section 11(b) or (c) of this Agreement, respectively, the Administrative Agent shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. In the event of the resignation or removal of the Administrative Agent pursuant to Section 11(b) or (c) of this Agreement, respectively, the Administrative Agent shall cooperate with the Indenture Trustee and take all reasonable steps requested to assist the Requisite Global


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Majority and the Indenture Trustee in making an orderly transfer of the duties of the Administrative Agent.

          SECTION 13. NOTICES. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

               (a)       If to the Issuer, to:

               WLFC Funding Corporation
               180 Harbor Drive, Suite 207
               Sausalito, California 94965
               Fax:      415/331-0607

               with a copy to:

               the Servicer and
               Gibson, Dunn & Crutcher LLP
               333 South Grand Avenue
               Los Angeles, CA  90071
               Attention:  Brian Kilb, Esq.
               Telephone: 213/229-7236
               Fax:       213/229-7520

               (b)       If to the Administrative Agent, to:

               First Union Capital Markets Corp.
               One First Union Center
               301 South College Street
               Charlotte, North Carolina  28288
               Attn:  Milton Anderson

               (c)       If to the Indenture Trustee, to:

               The Bank of New York
               101 Barclay Street
               12th Floor, East
               Asset Backed Finance Unit
               New York, New York 10286

               (d)       If to the Servicer, to:

               Willis Lease Finance Corporation
               180 Harbor Drive, Suite 200
               Sausalito, California 94965
               Attention: General Counsel
               Fax: 415/331-0607


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               with a copy to:
               Gibson, Dunn & Crutcher LLP
               333 South Grand Avenue
               Los Angeles, CA  90071
               Attention:  Brian Kilb, Esq.
               Telephone: 213/229-7236
               Fax:       213/229-7520

               (e) If to any Noteholder, at the address set forth in the Note Register.

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered (or, in the case of the Issuer or the Servicer, by internationally recognized courier service) to the address of such party as provided above.

          SECTION 14. Amendments. This Agreement may be amended from time to time by the parties hereto, provided that any amendment must be accompanied by the written consent of the Requisite Global Majority. Prior to the execution of any amendment to this Agreement, the Issuer will provide notice of any such amendment to each Rating Agency, if any.

          SECTION 15. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by the Administrative Agent except to an Affiliate unless (i) such assignment is previously consented to in writing by the Indenture Trustee (acting at the direction of the Control Party of each Series), (ii) such assignee is reasonably acceptable to the Issuer, and (iii) each Rating Agency, if any, shall have received prior notice of each such assignment.

          SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

          SECTION 17. CONSENT TO JURISDICTION. Any legal suit, action or proceeding against any of the parties hereto arising out of or relating to this Agreement, or any transaction contemplated hereby, may be instituted in any federal or state court in New York County, State of New York, and each of the parties hereto hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and, solely for the purposes of enforcing this Agreement, each of the Issuer and the Servicer hereby irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the Issuer and the Servicer hereby irrevocably appoints and designates CT Corporation Systems, 1633 Broadway, New York, New York 10019, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting


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service of legal process and the Issuer agrees that service of process upon such party shall constitute personal service of such process on such Person. Each of the Issuer and the Servicer shall maintain the designation and appointment of such authorized agent until all amounts payable under this Agreement shall have been paid in full. If such agent shall cease to so act, each of the Issuer and the Servicer shall immediately designate and appoint another such agent satisfactory to the Administrative Agent and shall promptly deliver to the Administrative Agent evidence in writing of such other agent's acceptance of such appointment.

          SECTION 18. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

          SECTION 19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

          SECTION 20. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable under any applicable law, rule or regulation or that would result in the imposition of any fine or adverse regulatory or other consequence in any jurisdiction shall be ineffective to the extent thereof without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 21. AGREEMENT NOT TO FILE PETITION IN BANKRUPTCY. The Administrative Agent hereby agrees that it shall not institute against, or join any other person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any insolvency, bankruptcy or similar law of any jurisdiction, for one year and a day after the last date on which any Note of any Series was Outstanding.

          SECTION 22. BINDING EFFECT; THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto.

          SECTION 23. MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.


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          IN WITNESS WHEREOF, the parties have caused this Administration
Agreement to be duly executed and delivered as of the day and year first above written.


                                   WLFC FUNDING CORPORATION


                                   By:  /s/ James D. McBride
                                   Name:     JAMES D. McBRIDE
                                   Title:    CHIEF FINANCIAL OFFICER



                                   FIRST UNION CAPITAL MARKETS CORP.


                                   By:  /s/ Russell D. Morrison
                                   Name:     RUSSELL D. MORRISON
                                   Title:    VICE PRESIDENT



                                   WILLIS LEASE FINANCE CORPORATION


                                   By:  /s/ Charles F. Willis
                                   Name:     CHARLES F. WILLIS
                                   Title:    PRESIDENT



                                   THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee


                                   By:  /s/ Cheryl L. Laser
                                   Name:     CHERYL L. LASER
                                   Title:    ASSISTANT VICE PRESIDENT